UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant

to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIOMX INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF BIOMX INC.

Proxy Statement dated March 22, 2023
and first mailed to stockholders on or about March 22, 2023

Dear Stockholders:

You are cordially invited to attend a special meeting of stockholders (“Special Meeting”) of BiomX Inc. (the “Company”) at 8:00 a.m., Eastern Time, on April 24, 2023. This Special Meeting will be held entirely online to allow for greater participation. Stockholders may participate in this Special Meeting by visiting the following hosting URL: www.virtualshareholdermeeting.com/PHGE2023SM.

Your vote is very important! Whether or not you plan to attend the Special Meeting, we urge you to read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, if you receive a paper proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form.

Thank you for your confidence and continued support.

Sincerely,

/s/ Jonathan Solomon
Jonathan Solomon Chief Executive Officer

NOTICE OF Special Meeting OF STOCKHOLDERS

Time	8:00 a.m., Eastern Time

Date	April 24, 2023

Place	The Special Meeting will be held entirely online at www.virtualshareholdermeeting.com/PHGE2023SM.

Purpose

To approve the issuance of up to 24,632,245 shares of Common Stock, par value $0.0001 each (“Shares”), composed of Shares and Shares underlying pre-funded warrants, in accordance with the Securities Purchase Agreement dated February 22, 2023, in order to comply with the listing rules of the NYSE American; and

To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date	The Board of Directors has fixed the close of business on March 20, 2023 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. You will not be able to attend the Special Meeting physically. To be admitted to the Special Meeting at www.virtualshareholdermeeting.com/PHGE2023SM, you must enter the control number found on your proxy card, voting instruction form or Notice card.

Voting by Proxy

YOUR VOTE IS VERY IMPORTANT. You may vote during the Special Meeting by telephone or over the Internet on our proxy agent’s website at www.proxyvote.com, by following the instructions included on the enclosed proxy card. If you are not voting by phone or Internet, the Company requests that you complete, sign, date and return the enclosed proxy card without delay in the enclosed postage-paid return envelope, even if you now plan to attend the Meeting. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Chief Executive Officer of the Company, or by attending the Meeting and voting in person. We will not be able to count a proxy card unless we receive it at our principal executive offices at 22 Einstein St., 4th Floor, Ness-Ziona, Israel 7414003, or at the office of our proxy agent, Broadridge Financial Solutions Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717, in the enclosed envelope.

Beginning on or about March 22, 2023, the proxy materials will be mailed to our stockholders of record on March 20, 2023.

A list of stockholders entitled to vote at the Special Meeting will be available for inspection by any stockholder at our executive offices for a period of 10 days prior to the Special Meeting until the close of such meeting.

By order of the Board of Directors,

/s/ Marina Wolfson
Marina Wolfson, Chief Financial Officer

March 22, 2023

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on April 24, 2023: The proxy statement and proxy card are also available at www.virtualshareholdermeeting.com/PHGE2023SM and on our proxy agent’s website at www.proxyvote.com.

i

BIOMX INC.
22 EINSTEIN St., 4th Floor, Ness Ziona 7414003, Israel

PROXY STATEMENT
FOR SPECIAL Meeting OF STOCKHOLDERS
TO BE HELD ON APRIL 24, 2023
AT 8:00 A.M. Eastern Time

GENERAL INFORMATION

As used in this proxy statement, “we,” “us” and “our” refer to BiomX Inc. The term “Special Meeting,” as used in this proxy statement, refers to the Special Meeting of Stockholders and includes any adjournment or postponement of such meeting.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

This proxy statement and the proxy card will be mailed to you on or about March 22, 2023, shortly after the filing of the definitive proxy statement with the Securities and Exchange Commission (the “SEC”).

How do I attend the Special Meeting?

The meeting will be held entirely online on April 24, 2023 at 8:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/PHGE2023SM.Information on how to vote at the virtual Special Meeting is discussed below.

When is the record date for the Special Meeting?

The Board of Directors (the “Board”) has fixed the record date for the Special Meeting as of the close of business on March 20, 2023 (the “Record Date”).

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. As of the Record Date, a total of 33,181,773 shares of our Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, Inc., our transfer agent, you are considered the stockholder of record, or a registered holder, with respect to those shares.

If your shares are held in a brokerage account or by a bank or other nominee (in “street name”), you are considered the beneficial owner of those shares.

How do I vote by proxy before the Special Meeting?

If your shares are held directly in your own name, and you received printed copies of the proxy materials, you may vote your shares by mail by completing, signing and dating the proxy card. To vote over the internet or by telephone, you should refer to your proxy card for instructions.

If your shares are held in street name, meaning registered in the name of your broker, bank or other nominee, you should vote your shares by following the instructions from your broker, bank or other nominee.

What shares are included on a proxy card or voting instruction form?

Each proxy card or voting instruction form represents the shares registered to you as of the close of business on the Record Date. You may receive more than one proxy card or voting instruction form if you hold your shares in multiple accounts, some of your shares are registered directly in your name with our transfer agent, or some of your shares are held in street name through a broker, bank, or other nominee. Please vote the shares on each proxy card or voting instruction form to ensure that all of your shares are counted at the Special Meeting.

What if I have shares registered in my name and don’t vote on a particular matter when returning a proxy card?

Properly signed proxy cards received before the close of voting at the Special Meeting will be voted according to the directions provided. If a signed proxy card is returned without stockholder direction on a matter, the shares will be voted as recommended by the Board.

Will my shares held in street name be voted if I don’t provide instructions?

Current NYSE American LLC (“NYSE American”) rules allow brokers to vote shares on certain “routine” matters for which their customers do not provide voting instructions. We believe that the approval of the issuance of shares of Common Stock pursuant to the Securities Purchase Agreement dated February 22, 2023 (the “SPA”) is not a “routine” proposal; therefore, your broker will be unable to vote your shares if you do not instruct your broker how to vote, which is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the votes on the approval of the issuance of shares of Common Stock as pursuant to the SPA since they are not entitled to vote on the proposal.

How can I vote at the virtual Special Meeting?

Stockholders of record may vote their shares electronically at the Special Meeting by following the instructions at www.virtualshareholdermeeting.com/PHGE2023SM.

If you hold your shares in street name, you may not vote your shares at the online Special Meeting unless you request and obtain a valid proxy card from your broker, bank or other nominee.

I have shares registered in my name and, in addition, have shares in a brokerage account. How do I vote these shares?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank or other nominee will send you instructions on how to vote those shares.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

Proposal 1: FOR the approval of the issuance of up to 24,632,245 shares of Common Stock, par value $0.0001 each (“Shares”), composed of Shares and Shares underlying pre-funded warrants, pursuant to the SPA, in order to comply with the listing rules of the NYSE American.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Can I change my vote?

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name, you may change your vote or revoke your proxy by:

●	delivering written notice to the Company at any time before the close of voting at the Special Meeting;

●	submitting a later dated proxy over the internet or by telephone in accordance with the instructions in the Notice or the proxy card; or

●	voting your shares electronically during the Special Meeting.

If your shares are held in street name, you should contact your broker, bank or other nominee to change your vote or revoke your proxy.

How is a quorum reached?

Business may not be conducted at the Special Meeting unless a quorum is present. Under our amended and restated bylaws (“Bylaws”), the holders of one-third (1/3) of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the transaction of business at the Special Meeting.

If there are not sufficient shares present or represented by proxy at the Special Meeting to constitute a quorum for approval of any matter to be voted upon, the Special Meeting may be adjourned to permit further solicitation of proxies in order to achieve a quorum. Abstentions are counted as shares present and entitled to vote for the purpose of determining whether a quorum is present; however, for the Special Meeting, because there are no routine proposals, broker non-votes will not be counted as entitled to vote for purposes of determining whether a quorum is present.

What vote is required to approve each item and how are votes counted?

Proposal 1 — To approve the issuance of up to 24,632,245 shares of Common Stock, par value $0.0001 each (“Shares”), composed of Shares and Shares underlying pre-funded warrants, in accordance with the Securities Purchase Agreement dated February 22, 2023

The approval of the issuance of 24,632,245 Shares composed of Shares and Shares underlying pre-funded warrants, in accordance with the SPA, requires the vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on Proposal 1. Votes cast by proxy or in person at the Special Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR and AGAINST, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Special Meeting. Abstentions are entitled to vote on Proposal 1 and therefore will have the same impact as a vote against Proposal 1, while broker non-votes are not entitled to vote on Proposal 1 and, therefore, do not have the effect of votes for or against Proposal 1.

Could other matters be decided at the Special Meeting?

We do not know of any other matters that may be presented for action at the Special Meeting. Should any other business come before the meeting, the persons named on the proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Special Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for the 2023 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for our 2023 annual meeting of stockholder (the “2023 Annual Meeting”), we must have received them on or before March 9, 2023, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall require us to include in our proxy statement and proxy card for the Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 and Rule 14a-19, as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2023 Annual Meeting, without including such proposal in the proxy statement for the 2023 Annual Meeting, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o BiomX Inc., 22 Einstein Street, 4th Floor, Ness Ziona 7414003, Israel. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the 2023 Annual Meeting; provided, however, that in the event that less than 45 calendar days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, we must receive the notice not later than the close of business on the tenth business day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure is made. Your written notice must contain specific information required in Section 2 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

If the date of the 2023 Annual Meeting is subsequently advanced or delayed by more than 30 calendar days from the anniversary date of the Company’s 2022 annual meeting of stockholders, the Company will provide an update to the foregoing dates by filing a Form 8-K with the SEC.

Who should I contact if I have any additional questions?

If you are the stockholder of record for your shares, please contact Marina Wolfson, at marinaw@biomx.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your bank, broker or other nominee holder directly.

PROPOSAL 1: APPROVAL OF THE ISSUANCE OF UP TO 24,632,245 SHARES OF THE COMPANY COMPOSED OF SHARES AND SHRES UNDERLYING PRE-FUNDED WARRANTS

Terms of the Transaction

On February 22, 2023, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain third party investors (the “Investors”) providing for the issuance in a private placement of an aggregate of up to 30,608,164 Shares, including shares issuable upon the exercise of pre-funded warrants (“Pre-Funded Warrants”) to purchase additional shares of the Company’s common stock (each, a “Security” and collectively, the “Securities”), at a purchase price of $0.245 per Share and $0.244 per Pre-Funded Warrant. Each Pre-Funded Warrant is exercisable into one Share at an exercise price of $0.001 per Share. No directors or executive officers of the Company is acquiring Securities in the Offering.

The SPA provides that the issuance shall be made in two tranches. On February 27, 2023, the Company completed the first closing of the transaction contemplated by the SPA (the “Offering”) and issued 5,975,919 Securities, comprised of 3,199,491 Shares and 2,776,429 Pre-Funded Warrants, for gross proceeds of approximately $1.5 million (the “First Closing”). The second closing of the Offering, and the issuance of 12,797,959 Shares and 11,834,286 Pre-Funded Warrants (the “Second Closing”), is subject, among other customary closing conditions, to the Company obtaining the approval of the NYSE American and the Company’s stockholders. In addition, simultaneously with the first closing of the Offering, we entered into a registration rights agreement with the investors, providing the investors with certain registration rights that will require the Company to file a registration statement in respect of re-sales of the Shares and shares of common stock underlying the Pre-Funded Warrants issued pursuant to the Offering.

The Company expects to use the net proceeds from the Offering, together with existing cash and cash equivalents, to fund clinical development of BX0004 for the treatment of lung infections in patients with cystic fibrosis, the development of other programs, research activities as well as working capital and other general corporate purposes.

Why does Company Need to Obtain a Stockholder Approval

Rule 713 of the NYSE American LLC Company Guide requires shareholder approval of, among other things, a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal shareholders of the issuer equals 20% or more of presently outstanding common stock, or equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock, or when the issuance or potential issuance of additional shares will result in a change of control of the issuer. While the First Closing did not result in the issuance of 20% of our shares, the issuance of shares on the Second Closing would exceed that 20% threshold. Accordingly, the Company is prohibited from consummating the Second Closing, and to issue the Shares and Pre-Funded Warrants in accordance therewith unless stockholder approval is obtained for the issuance of the Securities pursuant to the Second Closing.

Effect of Proposal on Current Stockholders

If this Proposal 1 is adopted, based on the issuance of the Securities subject to the Second Closing, along with the exercise in full of the Pre-Funded Warrants, up to 24,632,245 Shares would be issued. Based on the number of Shares outstanding as of the Record Date, such Shares would represent 42.6% of our total outstanding shares (giving effect to such issuance). The issuance of such Shares would result in significant dilution to our shareholders and afford them a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. The sale or any resale of the Shares, could cause the market price of our Common Stock to decline as well as result in substantial dilution to other stockholders since the investors holding any Pre-Funded Warrants may ultimately exercise the Pre-Funded Warrants and sell the full amount issuable on exercise. This means that our current stockholders will own a smaller interest in the Company and will have less ability to influence significant corporate decisions requiring stockholder approval.

Further Information

The terms of the SPA and Pre-Funded Warrants are complex and only briefly summarized above. For further information, please refer to the descriptions contained in the Company’s Current Reports on Form 8-K filed with the SEC on February 22, 2023 and February 27, 2023, and the transaction documents filed as exhibits to such reports. The discussion herein is qualified in its entirety by reference to such filed transaction documents.

Required Vote and Board Recommendation

The completion of the Offering and the issuance, subject to occurrence of the Second Closing, of the Shares, as well as the Pre-Funded Warrants, requires the receipt of the affirmative vote of a majority of the shares of the Company’s Common Stock present in person or by proxy and entitled to vote on Proposal 1.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ISSUANCE OF UP TO 24,632,245 SHARES, COMPOSED OF SHARES AND SHARES UNDERLYING PRE-FUNDED WARRANTS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 20, 2023 (except as otherwise indicated) based on information obtained from the persons named below, with respect to the beneficial ownership of our Common Stock, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock; (ii) each of our named executive officers and directors; and (iii) all our executive officers and directors as a group. Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding Common Stock, and Schedules 13G or 13D filed with the SEC, as the case may be, and includes shares of our Common Stock which each beneficial owner has the right to acquire within 60 days of March 20, 2023. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them. We have based our calculation of beneficial ownership on 33,181,773 shares of our Common Stock outstanding as of March 20, 2023.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
OrbiMed Israel GP Ltd. (2) 89 Medinat Hayehudim St. Building E Herzliya 4614001 Israel	3,536,489	10.5%
MMCAP International Inc. SPC(3) c/o Mourant Governance Services (Cayman) Limited 94 Solaris Avenue Camana Bay, P.O. Box 1348 Grand Cayman, KY1-1108, Cayman Islands	2,222,881	6.4%
Johnson & Johnson Innovation – JJDC, Inc.(4) Johnson & Johnson Innovation – JJDC, Inc. 410 George Street New Brunswick, NJ 08901	2,133,402	6.4%
Cystic Fibrosis Foundation(5) 4550 Montgomery Ave. Suite 1100N Bethesda, MD 20814	2,750,988	8.1%
Directors and Named Executive Officers
Jonathan Solomon(6)	1,114,986	3.3%
Dr. Russell Greig(7)	56,013	* %
Lynne Sullivan(8)	46,600	* %
Dr. Alan Moses(9)	31,475	* %
Dr. Merav Bassan(10)	215,000	* %
Assaf Oron(11)	325,248	1.0%
All directors and executive officers as a group (7 persons)	1,852,010	5.3%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o BiomX Inc., 22 Einstein St., 4th Floor, Ness Ziona 7414003, Israel.

(2)	This stockholder, together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliated, including OrbiMed Israel BioFund GP Limited Partnership, Carl L. Gordon and Erez Chimovits beneficially owns 3,161,489 shares of Common Stock, 375,000 warrants (entitling the holder to acquire up to 375,000 shares of Common Stock) and 1,789,959 pre-funded warrants (entitling the holder to acquire up to 1,789,959 shares of Common Stock) which contain an issuance limitation that prohibits the holder from exercising the Pre-Funded Warrants to the extent that after giving effect to such issuance after exercise, the holder (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliated, including OrbiMed Israel BioFund GP Limited Partnership, Carl L. Gordon and Erez Chimovits) would beneficially own in excess of 9.99% of the shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock issuance upon exercise of the warrants. Based on information contained in the Schedule 13D/A filed with the SEC on March 17, 2023. Subject to the approval of the stockholders, upon completion of the second closing of the SPA, this stockholder will be issued an additional 1,392,000 shares of Common Stock and 7,490,449 pre-funded warrants.

(3)	Consists of 791,693 shares of common stock and warrants to acquire an additional 1,431,188 shares of common stock. Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2023. Such Schedule 13G/A was also jointly filed by MM Asset Management Inc. with an address at 161 Bay Street, TD Canada Trust Tower Ste 2240, Toronto, ON M5J 2S1 Canada.

(4)	Based solely on information contained in a Schedule 13G filed with the SEC on November 26, 2019. Johnson & Johnson Innovation-JJDC, Inc. has voting and dispositive power over 2,133,402 shares of Common Stock.

(5)	Consists of 1,844,315 shares of Common Stock and 906,673 pre-funded warrants (entitling the holder to acquire up to 906,673 shares of Common Stock). Based solely on information contained in a Schedule 13G filed with the SEC on March 8, 2023. The amount and percentage in the table give effect to the 9.99% beneficial ownership limitation set forth in the pre-funded warrants. Subject to the approval of the stockholders, upon completion of the second closing of the SPA, this stockholder will be issued an additional 2,708,000 shares of Common Stock and 3,871,592 pre-funded warrants.

(6)	Consists of 25,000 shares of Common Stock, 18,750 warrants (entitling the holder to acquire up to 18,750 shares of Common Stock), 983,694 options that are exercisable and 87,542 additional options that will become exercisable within 60 days of March 20, 2023.

(7)	Consists of 3,750 shares of Common Stock, 2,813 warrants (entitling the holder to acquire up to 2,813 shares of Common Stock), 35,300 options that are exercisable and 14,150 additional options that will become exercisable within 60 days of March 20, 2023.

(8)	Consists of 12,500 shares of Common Stock, 9,375 warrants (entitling the holder to acquire up to 9,375 shares of Common Stock), 17,650 options that are exercisable and 7,075 additional options that will become exercisable within 60 days of March 20, 2023.

(9)	Consists of 5,000 shares of Common Stock, 3,750 warrants (entitling the holder to acquire up to 3,750 shares of Common Stock), 15,650 options that are exercisable and 7,075 additional options that will become exercisable within 60 days of March 20, 2023.

(10)	Consists of 175,156 options that are exercisable and 39,844 additional options that will become exercisable within 60 days of March 20, 2023.

(11)	Consists of 318,265 options that are exercisable and 6,983 additional options that will become exercisable within 60 days of March 20, 2023.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single set of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or the Company. Direct your written request to: BiomX Inc., 22 Einstein Street, 4th Floor, Ness Ziona 7414003, Israel, Attention: Marina Wolfson.

Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the Special Meeting, which is not referred to in the accompanying Notice of Special Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action regarding such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Special Meeting unless they receive instructions from you with respect to such matter.

BIOMX INC.
22 EINSTEIN ST., FLOOR 4
NESS ZIONA 7414003, ISRAEL

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 23, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PHGE2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed on your proxy card in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 23, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V05999-S63963 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOMX INC.

The Board of Directors recommends you vote FOR the following proposal:

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V06000-S63963

BIOMX INC.
Special Meeting of Stockholders
April 24, 2023 8:00 AM Eastern Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jonathan Solomon and Marina Wolfson or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIOMX INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at 8:00 AM, Eastern Time on April 24, 2023, at *www.virtualshareholdermeeting.com/PHGE2023SM*, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted FOR proposal 1 and, in the discretion of the proxies, upon such other business as may properly come before the Special Meeting of Stockholders.

Continued and to be signed on reverse side.